Exhibit 10.4

CONCENTRA INC.

SIX MONTH OPTION AWARD AGREEMENT

November 28, 2005

Optionee: Norman C. Payson, M.D.

This Six Month Option Award Agreement (the “Agreement”) is entered into as of the 28th day of November, 2005, between Concentra Inc., a Delaware corporation (the “Company”), and you for the purpose of evidencing an award to you of options (“Options”) pursuant to the Concentra Inc. 2005 Stock Option and Restricted Stock Purchase Plan for Non-Executive Chairman (the “Plan”).

This Agreement and the Options granted herein are not binding on the Company until you sign this document and return it to the Company’s Legal Department.

1. Grant of Options. Pursuant to the Plan and Section 2(b) of Exhibit A to the Chairman’s Agreement entered into as of November 28, 2005, between the Company and you (the “Chairman’s Agreement”), the Board of Directors of the Company has granted to you on this date Options to purchase the number of shares of the Company’s Common Stock, par value $.01 per share (“Common Stock”), set forth below. Such shares (as the same may be adjusted as described in Section 11 hereof) are herein referred to as the “Option Shares.” The Options shall constitute and be treated at all times by you and the Company as “non-qualified stock options” for federal income tax purposes and shall not constitute and shall not be treated as “incentive stock options” as defined under section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”). The terms and conditions of the Options are set out below.

Options:	1,666,667 shares	Grant No.: NEC2

2. Date of Grant; Termination of Options.

(a) The Options are granted to you as of November 28, 2005 (the “Date of Grant”).

(b) Your right to exercise the Options (and to purchase the Option Shares) shall expire and terminate in all events at the close of business on May 30, 2006.

3. Option Price. The purchase price to be paid upon the exercise of the Options is $18.00 per share, the fair market value of a share of Common Stock (as determined by the Board of Directors of the Company) on the Date of Grant (subject to adjustment as provided in Section 11 hereof).

4. Vesting Provisions. The Options shall be immediately and fully vested and you will be entitled to purchase 100% of the Option Shares as of the Date of Grant. Subject to Section 7 hereof, you shall be entitled to exercise the Options and to purchase any related Option Shares, from time to time, in whole or in part, until the Options expire and terminate pursuant to Section 2 hereof.

5. Exercise of Option. To exercise an Option, you must deliver a completed copy of the attached Option Exercise Form to the address indicated on the Form, specifying the number of Option Shares being purchased as a result of such exercise, together with payment in full of the exercise price for all the Option Shares being purchased. Payment of the option price may be made, at your election, (i) in cash or by check, (ii) by delivery to the Company of a number of unencumbered shares of Common Stock held by you for a period of at least six months, and otherwise qualifying as mature shares pursuant to then-applicable accounting standards, having a fair market value (as hereinafter defined) as of the date of exercise equal to the option price, or (iii) by delivery of an irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price. In addition, upon the exercise of an Option, you will have the right to sell to the Company a number of unencumbered shares of Common Stock held by you for a period exceeding six months, and otherwise qualifying as mature shares pursuant to then-applicable accounting standards, and having a fair market value equal to the amount of income and other taxes payable by you in connection with such exercise.

6. Transferability of Option. The Options may not be transferred by you (other than by will or the laws of descent and distribution) other than to a Designated Affiliate (as such term is defined in that certain Stockholders Agreement, dated as of August 17, 1999, among the Company and the stockholders named therein, as amended) and may be exercised during your lifetime only by you or such a Designated Affiliate.

7. Termination of Services. In the event that the Chairman’s Agreement is terminated for any reason whatsoever, then all Options granted and unexercised hereunder as of the date of such termination shall immediately become null and void and shall not be exercisable for Option Shares thereafter.

8. Stockholders Agreement. No Option Shares will be issued upon the exercise of any Option unless and until you have entered into the Stockholders Agreement, dated as of August 17, 1999, between the Company and certain of its stockholders, as amended (or unless and until you have joined the Stockholders Agreement through an amendment thereto), with respect to the Option Shares issuable upon such exercise.

9. Transfer Restrictions on Option Shares. If requested in writing by the underwriters for the Initial Public Offering of securities of the Company, you may not sell publicly any Option Shares or any other shares of Common Stock then held by you, without the consent of such underwriters, for a period of not more than 180 days following the effective date of the registration statement relating to such Initial Public Offering.

10. Representations.

(a) You represent and warrant to the Company that, upon exercise of the Options, you will be acquiring the Option Shares for your own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and you understand that (i) neither the Options nor the Option Shares have been registered with the Securities and Exchange Commission by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act, and (ii) the Option Shares must be held indefinitely by you unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The stock certificates for any Option Shares issued to you will bear the following legend:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN SO REGISTERED OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

(b) You further represent and warrant that you understand the federal, state, and local income tax consequences of the granting of the Options to you, the acquisition of rights to exercise the Options with respect to any Option Shares, the exercise of the Options and purchase of Option Shares, and the subsequent sale or other disposition of any Option Shares.

11. Equitable Adjustment.

(a) In the event of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, extraordinary dividend, or other similar change in the structure or capitalization of the Company, appropriate adjustments shall be made to the Options in order to prevent enlargement or dilution of your rights hereunder, including, if applicable, adjustments to the (a) number and kind of shares of Common Stock or other securities, cash, or property subject hereto or that may be delivered hereunder and/or (b) exercise price of the Options.

(b) No fractional shares will be issued or issuable pursuant to any adjustment under this Section 11.

12. Continuation of Services. Neither the Plan nor the Options shall confer upon you any right to continue as Non-Executive Chairman, and such relationship shall be governed by the terms of the Chairman’s Agreement.

13. Plan Documents. This Agreement is qualified in its entirety by reference to the provisions of the Plan and the Chairman’s Agreement, which are incorporated herein by reference. In the event of any inconsistency between the Plan, this Agreement, and/or the Chairman’s Agreement, the terms of the Chairman’s Agreement shall govern.

14. General Provisions.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

(b) This Agreement, the Plan and the Chairman’s Agreement contain the entire agreement between the Company and you relating to the Options and the other matters set forth herein. Except as expressly provided in this Agreement or the Plan with respect to certain actions permitted to be taken by the Board of Directors of the Company or the Administrator of the Plan with respect to this Agreement and the terms of the Options, this Agreement may not be amended, modified, changed, or waived other than by written instrument signed by the parties hereto.

(c) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

15. Noncompetition. In consideration of the foregoing Option grant, you agree to be subject to the noncompetition provisions of Section 2(b) of the Chairman’s Agreement.

16. Confidentiality. In consideration of the foregoing Option grant, you agree to be subject to the confidentiality provisions of Section 2(c) of the Chairman’s Agreement.

Please acknowledge receipt of this Agreement by signing both copies of this Agreement in the space provided below and returning them promptly to the Company’s Legal Department.

CONCENTRA INC.

By:	/s/ Richard A. Parr II
Richard A. Parr II
Executive Vice President

Accepted and Agreed to as of
the date first above written:

/s/ Norman C. Payson, M.D.
Norman C. Payson, M.D.

Concentra Inc.

2005 Stock Option and Restricted Stock Purchase Plan for Non-Executive Chairman

Option Exercise Form

I, Norman C. Payson, M.D., a Participant under the Concentra Inc. 2005 Stock Option and Restricted Stock Purchase Plan for Non-Executive Chairman (the “Plan”), do hereby exercise the right to purchase                      shares of Common Stock, par value $.01 per share, of Concentra Inc. pursuant to the Six Month Option Award Agreement entered into on November 28, 2005 and granted under the Plan, Grant No.             . Enclosed herewith is (indicate one):

☐	Cash or a check in the amount of $ , an amount equal to the total exercise price for the shares of Common Stock being purchased pursuant to this Option Exercise Form.

OR

☐	A certificate or certificates representing unencumbered shares of Common Stock of the Company which have been held by me for a period of at least six months, and otherwise qualifying as mature shares pursuant to then-applicable accounting standards, together with stock powers and other documentation requested by the Company, for a number of shares of Common Stock having a fair market value as of the date hereof equal to the total exercise price for the shares of Common Stock being purchased pursuant to this Option Exercise Form.

OR

☐	An irrevocable undertaking by a broker to deliver promptly to the Company funds equal to the total exercise price for the shares of Common Stock being purchased pursuant to this Option Exercise Form or irrevocable instructions to a broker to deliver promptly to the Company cash or a check equal to the total exercise price for the shares of Common Stock being purchased pursuant to this Option Exercise Form.

Date:
Signature

Send a completed copy of this Option Exercise Form to:

Concentra Inc.

5080 Spectrum Drive, Suite 1200 West Tower

Addison, Texas 75001

Attention: Legal Department – Option Notice